Exhibit 10.16

Termination Agreement to Exclusive Business Cooperation Agreement

Party A: Qingdao Zecan Information Technology Co., Ltd

Legal Representative: Chunjie Xu

Address: Room 301, 3/F, Qingdao Financial Center Mansion, 15 Miaoling Road,

Laoshan District, Qingdao, Shandong Province

Party B: Shanghai Fendan Information Technology Co., Ltd

Legal Representative: Chunjie Xu

Address: 15/F, 180 Tianjin Road, Huangpu District, Shanghai

WHEREAS: Party A and Party B entered into the Exclusive Business Cooperation Agreement on July 16, 2021 in Huangpu District, Shanghai (the “Original Agreement”) regarding the provision of exclusive technical services, technical consulting and other services.

NOW THEREFORE, both parties further agree as follows:

1.	Both parties agreed to terminate the Original Agreement and all cooperation under the Original Agreement from October 12, 2021. Neither party shall be bound by the terms of the rights and obligations under the Original Agreement from the date of termination (except for confidentiality clauses and any terms otherwise agreed).

2.	Both parties confirm that no service fees have been incurred between them during the term of the Original Agreement, so there is no need to settle any fees.

3.	This termination agreement shall come into effect from the date when both parties affix their seals on it. This agreement is made in duplicate, with each party holding one, all of which shall have the same force and effect.

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(Signature Page)

Party A (seal): Qingdao Zecan Information Technology Co., Ltd [Company Seal Affixed Here]

Date: October 12, 2021

Party B (seal): Shanghai Fendan Information Technology Co., Ltd [Company Seal Affixed Here]

Date: October 12, 2021